Exhibit 10.1
Execution Copy
SUPPORT AGREEMENT
     THIS SUPPORT AGREEMENT, dated as of July 2, 2009 (this “Agreement”), is among Quest Resource Corporation, a Nevada corporation (“QRC”), Quest Midstream Partners, L.P., a Delaware limited partnership (“QMLP”), Quest Energy Partners, L.P., a Delaware limited partnership (“QELP”), and each of the unitholders of QMLP listed on Schedule I hereto (each a “QMLP Investor” and collectively the “QMLP Investors”).
     WHEREAS, on the date of this Agreement, QRC owns of record and beneficially, and has the right to vote, (i) 3,201,521 outstanding common units of QELP (such common units, together with any other common units of QELP acquired by QRC by purchase or otherwise from the date hereof through the termination of this Agreement, are collectively referred to herein as the “Subject QELP Common Units”), (ii) 8,857,981 outstanding subordinated units of QELP (the “Subject QELP Subordinated Units”), (iii) 35,134 outstanding Class A subordinated units of QMLP (the “Subject QMLP Class A Subordinated Units”), and (iv) 4,900,000 outstanding Class B subordinated units of QMLP (the “Subject QMLP Class B Subordinated Units” and, together with Subject QMLP Class A Subordinated Units, the “Subject QMLP Subordinated Units”). The Subject QELP Common Units, the Subject QELP Subordinated Units and the Subject QMLP Subordinated Units shall collectively hereinafter be referred to as the “QRC Subject Units”;
     WHEREAS, on the date of this Agreement, the QMLP Investors own of record and beneficially, and have the right to vote, 3,417,568 outstanding common units of QMLP (and each QMLP Investor owns the number of such common units set forth beside such QMLP Investor’s name on Schedule I hereto) (collectively, the “Investor Subject Units”);
     WHEREAS, on the date of this Agreement, Swank MLP Convergence Fund, LP, Swank Investment Partners, LP, The Cushing MLP Opportunity Fund I, LP and The Cushing GP Strategies Fund, LP (collectively, “Swank”) collectively own of record and beneficially, and have the right to vote, 7.5% of the outstanding membership interests of Quest Midstream GP, LLC, a Delaware limited liability company (“QMGP”);
     WHEREAS, simultaneously with the execution and delivery of this Agreement, QRC, QMLP, QELP, QMGP, Quest Energy GP, LLC, a Delaware limited liability company (“QEGP”), New Quest Holdings Corp., a Delaware corporation (“Holdco”), Quest Resource Acquisition Corp., a Delaware corporation and a wholly-owned direct subsidiary of Holdco (“QRC Merger Sub”), Quest Energy Acquisition, LLC, a Delaware limited liability company and a wholly-owned direct subsidiary of Holdco (“QELP Merger Sub”), Quest Midstream Acquisition Corp., a Delaware corporation and a wholly-owned direct subsidiary of Holdco (“QMAC”), and Quest Midstream Acquisition, LLC, a Delaware limited liability company and a wholly-owned direct subsidiary of QMAC (“QMLP Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”; capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement), pursuant to which, among other things, (i) QRC Merger Sub will be merged with and into QRC, with QRC surviving as a wholly-owned subsidiary of Holdco (the “QRC Merger”), (ii) QELP Merger Sub will be merged with and into QELP, with QELP surviving as a wholly-owned subsidiary of Holdco (the “QELP Merger”), (iii) QMLP Merger Sub will be merged with and into QMLP, with QMLP surviving as a wholly-owned subsidiary of Holdco (the “QMLP Merger”), and (iv) promptly after the Effective Time, QMGP will merge with and into QRC, with QRC as the surviving entity (the “QMGP Merger”);
     WHEREAS, as a condition and inducement to QELP’s and QMLP’s willingness to enter into the Merger Agreement, QRC is entering into this Agreement; and
     WHEREAS, as a condition and inducement to QELP’s and QRC’s willingness to enter into the Merger Agreement, the QMLP Investors are entering into this Agreement.
     NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1
SUPPORT AGREEMENT; GRANT OF PROXY
     Section 1.01 Support of QELP Merger by QRC.
     (a) QRC hereby agrees to vote (or cause to be voted) all Subject QELP Subordinated Units and all Subject QELP Common Units (in each case to the extent a unitholder vote is required and such units held by QRC are entitled to vote on the subject matter) to approve and adopt the Merger Agreement, the QELP Merger and the transactions contemplated by the Merger Agreement at any meeting of the unitholders of QELP, at any adjournment or postponement thereof, and on every action or approval by written consent of unitholders of QELP, at which the Merger Agreement and the QELP Merger are submitted for the consideration and vote of the unitholders of QELP.
     (b) QRC hereby agrees to vote (or cause to be voted) all Subject QELP Subordinated Units and all Subject QELP Common Units (in each case to the extent a unitholder vote is required and such units held by QRC are entitled to vote on the subject matter) against any of the following actions (other than in furtherance of the QELP Merger and the transactions contemplated by the Merger Agreement): (i) approval or adoption of any QELP Alternative Proposal or any transaction contemplated by such QELP Alternative Proposal, (ii) any reorganization, recapitalization, dissolution, liquidation or winding up of QELP, (iii) any material change in the capitalization of QELP or its partnership structure, (iv) any sale of all or substantially all of the assets of QELP, (v) any removal of QEGP as the general partner of QELP, (vi) any amendment of the partnership agreement of QELP currently in effect or (vii) any other matters which are intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the QELP Merger or any of the transactions contemplated by the Merger Agreement.

     (c) QRC hereby agrees that any agreement binding on QRC (other than the Merger Agreement) that could be construed to limit its rights to enter into this Agreement, perform hereunder, or restrict QELP’s ability to consummate the QELP Merger and the transactions contemplated by the Merger Agreement is hereby amended, without any further action of any party, to the full extent necessary to assure that entering into this Agreement and performance hereunder are permitted under each such agreement without breach thereof; provided that if such amendment requires the consent from a third party, QRC shall use its reasonable best efforts to obtain such consent.
     Section 1.02 Support of QMLP Merger by QRC.
     (a) QRC hereby agrees to vote (or cause to be voted) all Subject QMLP Subordinated Units to approve and adopt the Merger Agreement, the QMLP Merger and the transactions contemplated by the Merger Agreement at any meeting of the unitholders of QMLP, at any adjournment or postponement thereof, and on every action or approval by written consent of unitholders of QMLP, at which the Merger Agreement and the QMLP Merger are submitted for the consideration and vote of the unitholders of QMLP.
     (b) QRC hereby agrees to vote (or cause to be voted) all Subject QMLP Subordinated Units (to the extent a unitholder vote is required and such units held by QRC are entitled to vote on the subject matter) against any of the following actions (other than in furtherance of the QMLP Merger and the transactions contemplated by the Merger Agreement): (i) approval or adoption of any QMLP Alternative Proposal or any transaction contemplated by such QMLP Alternative Proposal, (ii) any reorganization, recapitalization, dissolution, liquidation or winding up of QMLP, (iii) any material change in the capitalization of QMLP or its partnership structure, (iv) any sale of all or substantially all of the assets of QMLP, (v) any removal of QMGP as the general partner of QMLP, (vi) any amendment of the partnership agreement of QMLP currently in effect (the “QMLP Partnership Agreement”) or (vii) any other matters which are intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the QMLP Merger or any of the transactions contemplated by the Merger Agreement.
     (c) QRC hereby agrees that any agreement binding on QRC (other than the Merger Agreement) that could be construed to limit its rights to enter into this Agreement, perform hereunder, or restrict QMLP’s ability to consummate the QMLP Merger and the transactions contemplated by the Merger Agreement is hereby amended, without any further action of any party, to the full extent necessary to assure that entering into this Agreement and performance hereunder are permitted under each such agreement without breach thereof; provided that if such amendment requires the consent from a third party, QRC shall use its reasonable best efforts to obtain such consent.
     Section 1.03 Support of QMLP Merger by QMLP Investors.
     (a) Each QMLP Investor hereby agrees to vote (or cause to be voted) all its Investor Subject Units to approve and adopt the Merger Agreement, the QMLP Merger and the transactions contemplated by the Merger Agreement at any meeting of the unitholders of QMLP, and at any adjournment or postponement thereof, and on every action or approval by written consent of unitholders of QMLP, at which the Merger Agreement and the QMLP Merger are submitted for the consideration and vote of the unitholders of QMLP.
     (b) Each QMLP Investor hereby agrees to vote (or cause to be voted) all its Investor Subject Units (to the extent a unitholder vote is required and the units held by such QMLP Investor are entitled to vote on the subject matter) against any of the following actions (other than in furtherance of the QMLP Merger and the transactions contemplated by the Merger Agreement): (i) approval or adoption of any QMLP Alternative Proposal or any transaction contemplated by such QMLP Alternative Proposal, (ii) any reorganization, recapitalization, dissolution, liquidation or winding up of QMLP, (iii) any material change in the capitalization of QMLP or its partnership structure, (iv) any sale of all or substantially all of the assets of QMLP, (v) any removal of QMGP as the general partner of QMLP, (vi) any amendment of the partnership agreement of QMLP currently in effect or (vii) any other matters which are intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the QMLP Merger or any of the transactions contemplated by the Merger Agreement.
     (c) Each QMLP Investor hereby agrees that any agreement binding on the QMLP Investors or any of them (including the Amended and Restated Investors’ Rights Agreement, dated as of November 1, 2007 (the “Investors’ Rights Agreement”)) that could be construed to limit their respective rights to enter into this Agreement, perform hereunder, or restrict QMLP’s ability to consummate the QMLP Merger and the transactions contemplated by the Merger Agreement is hereby amended, without any further action of any party, to the full extent necessary to assure that entering into this Agreement and performance hereunder are permitted under each such agreement without breach thereof; provided that if such amendment requires the consent from a third party, the applicable QMLP Investors shall use their respective reasonable best efforts to obtain such consent. Without limiting the generality of the foregoing, each QMLP Investor agrees that it will not exercise its right under Section 3(a) of the Investors’ Rights Agreement to require QMGP to effect a sale of QMLP.
     (d) Notwithstanding anything to the contrary in this Agreement, each QMLP Investor hereby agrees that during the term of this Agreement, it will not, and will cause its affiliates and Representatives not to, take any action, directly or indirectly, to (i) amend the QMLP Partnership Agreement or take any other actions to change the voting rights of the unitholders of QMLP in connection with the QMLP Merger or any other transactions contemplated by the Merger Agreement or (ii) create any impediment on its ability to vote its Investor Subject Units in connection with the QMLP Merger or any other transactions contemplated by the Merger Agreement.
     Section 1.04 Support of QMGP Merger by Swank. Swank hereby approves, authorizes and consents to the QMGP Merger as contemplated by the Merger Agreement and shall take any and all actions and execute and deliver any and all documents necessary to effectuate the QMGP Merger as contemplated by the Merger Agreement.

     Section 1.05 Irrevocable Proxies.
     (a) QRC hereby irrevocably and unconditionally revokes any and all previous proxies granted with respect to the QRC Subject Units with respect to the matters described in Sections 1.01 and 1.02. By entering into this Agreement, QRC hereby irrevocably and unconditionally (i) grants a proxy to the Chairman of the Board of Directors of QEGP or his designee (the “QELP Units Designee”) as QRC’s attorney-in-fact and proxy, with full power of substitution, for and in QRC’s name, to vote, express, consent or dissent, or otherwise to utilize such voting power on the matters described in, and consistent with the voting requirements of Section 1.01 as the QELP Units Designee or its proxy or substitute shall, in the QELP Units Designee’s sole discretion, deem proper with respect to the Subject QELP Common Units and the Subject QELP Subordinated Units, and (ii) grants a proxy to the Chairman of the Board of Directors of QMGP or his designee (the “QMLP Units Designee” and together with the QELP Units Designee, the “QRC Designees”) as QRC’s attorney-in-fact and proxy, with full power of substitution, for and in QRC’s name, to vote, express, consent or dissent, or otherwise to utilize such voting power on the matters described in, and consistent with the voting requirements of Section 1.02 as the QMLP Units Designee or its proxy or substitute shall, in the QMLP Units Designee’s sole discretion, deem proper with respect to the Subject QMLP Subordinated Units. The proxy granted by QRC pursuant to this Section 1.05(a) is coupled with an interest and is irrevocable during the term of this Agreement and is granted in consideration of QELP and QMLP entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. QRC shall perform such further acts and execute such further documents as may be required to vest in the QRC Designees the sole power to vote the QRC Subject Units as and to the extent provided for herein. Notwithstanding the foregoing, the proxy granted by QRC shall be deemed to be revoked, without any further action of any party, upon termination of this Agreement in accordance with its terms.
     (b) Each QMLP Investor hereby irrevocably and unconditionally revokes any and all previous proxies granted with respect to its Investor Subject Units with respect to the matters described in Section 1.03. By entering into this Agreement, each QMLP Investor hereby irrevocably and unconditionally grants a proxy to the Chairman of the Board of Directors of QEGP or his designee (the “Investor Designee”) as such QMLP Investor’s attorney-in-fact and proxy, with full power of substitution, for and in such QMLP Investor’s name, to vote, express, consent or dissent, or otherwise to utilize such voting power on the matters described in, and consistent with the voting requirements of, Section 1.03 as the Investor Designee or its proxy or substitute shall, in the Investor Designee’s sole discretion, deem proper with respect to such QMLP Investor’s Investor Subject Units. The proxy granted by such QMLP Investor pursuant to this Section 1.05(b) is coupled with an interest and is irrevocable during the term of this Agreement and is granted in consideration of QELP and QRC entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Each QMLP Investor shall perform such further acts and execute such further documents as may be required to vest in Investor Designee the sole power to vote such QMLP Investor’s Investor Subject Units as and to the extent provided for herein. Notwithstanding the foregoing, the proxy granted by each QMLP Investor shall be deemed to be revoked, without any further action of any party, upon termination of this Agreement in accordance with its terms.
     Section 1.06 Pledge and Security Agreement. All obligations of QRC pursuant to this Agreement are subject to QRC’s obligations under the Pledge and Security Agreement, dated November 15, 2007, by QRC for the benefit of Royal Bank of Canada (in its capacity as Administrative Agent and Collateral Agent) (the “Pledge and Security Agreement”). If QRC is required to perform any of its obligations hereunder and, at the time thereof, such performance would require a consent under the Pledge and Security Agreement, QRC shall use its reasonable best efforts to obtain such consent reasonably in advance of the time such performance is required.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF QRC
     QRC hereby represents and warrants to QELP, QMLP and the QMLP Investors that:
     Section 2.01 Authorization; Binding Effect. The execution, delivery and performance by QRC of this Agreement and the consummation by QRC of the transactions contemplated hereby are within the corporate powers of QRC and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by QRC. This Agreement constitutes a valid and binding agreement of QRC enforceable against QRC in accordance with its terms, except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     Section 2.02 Non-Contravention. The execution, delivery and performance by QRC of this Agreement and the consummation by QRC of the transactions contemplated hereby do not and shall not (i) violate any organizational documents of QRC, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action (other than any required filings under Sections 13 or 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which QRC is entitled under any provision of any agreement or other instrument binding on QRC, (iv) result in the imposition of any Liens or claims on any asset of QRC or any of the QRC Subject Units, other than the Liens created by this Agreement, or (v) violate any other agreement, arrangement or instrument to which QRC is a party or by which QRC (or any of its assets) is bound.
     Section 2.03 Ownership of QRC Subject Units. QRC is the record and beneficial owner of, and has the right to vote, the QRC Subject Units, free and clear of any Liens, other than the Liens set forth in the Pledge and Security Agreement. Except for the obligations of QRC under the Pledge and Security Agreement, none of the QRC Subject

Units is subject to any voting trust or other agreement, arrangement or instrument with respect to the voting of such QRC Subject Units.
     Section 2.04 Total Subject Units. Except as provided for in the limited partnership agreements of QELP and QMLP currently in effect and the Investors’ Rights Agreement, and except for the QRC Subject Units and units owned of record by QEGP and QMGP, QRC does not (a) beneficially own any (i) common units, subordinated units or other partnership interests of QELP or securities of QELP convertible into or exchangeable for any partnership interests of QELP, or (ii) common units, subordinated units or other partnership interests of QMLP or securities of QMLP convertible into or exchangeable for any partnership interests of QMLP, or (b) have any option to purchase or rights to subscribe for or otherwise acquire any securities of QELP or QMLP and has no other interest in or voting rights with respect to any other securities of QELP or QMLP.
     Section 2.05 Reliance by QELP and QMLP. QRC understands and acknowledges that each of QELP and QMLP is entering into the Merger Agreement in reliance upon QRC’s execution and delivery of this Agreement.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF QMLP INVESTORS
     Each QMLP Investor hereby, severally and not jointly (subject to Section 6.16), represents and warrants to QELP, QMLP and QRC that:
     Section 3.01 Authorization; Binding Effect. The execution, delivery and performance by such QMLP Investor of this Agreement and the consummation by such QMLP Investor of the transactions contemplated hereby are within the corporate or similar powers of QMLP Investor and have been duly authorized by all necessary corporate or similar action. This Agreement has been duly executed and delivered by such QMLP Investor. This Agreement constitutes a valid and binding agreement of such QMLP Investor enforceable against such QMLP Investor in accordance with its terms, except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     Section 3.02 Non-Contravention. The execution, delivery and performance by such QMLP Investor of this Agreement and the consummation by such QMLP Investor of the transactions contemplated hereby do not and shall not (i) violate any organizational documents of such QMLP Investor, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which such QMLP Investor is entitled under any provision of any agreement or other instrument binding on such

QMLP Investor, (iv) result in the imposition of any Liens or claims on any asset of such QMLP Investor or any of its Investor Subject Units, other than the Liens created by this Agreement, or (v) violate any other agreement, arrangement or instrument to which such QMLP Investor is a party or by which such QMLP Investor (or any of its assets) is bound.
     Section 3.03 Ownership of Investor Subject Units. Such QMLP Investor is the record and beneficial owner of, and has the right to vote, the number of Investor Subject Units set forth beside such QMLP Investor’s name on Schedule I hereto, free and clear of any Liens. None of such QMLP Investor’s Investor Subject Units is subject to any voting trust or other agreement, arrangement or instrument with respect to the voting of such Investor Subject Units.
     Section 3.04 Total Subject Units. Except for the Investor Subject Units set forth beside such QMLP Investor’s name on Schedule I hereto, such QMLP Investor does not (a) beneficially own any common units, subordinated units or other partnership interests of QMLP or securities of QMLP convertible into or exchangeable for any partnership interests of QMLP or (b) have any option to purchase or rights to subscribe for or otherwise acquire any securities of QMLP and has no other interest in or voting rights with respect to any other securities of QMLP.
     Section 3.05 Reliance by QELP and QRC. Such QMLP Investor understands and acknowledges that each of QELP and QRC is entering into the Merger Agreement in reliance upon such QMLP Investor’s execution and delivery of this Agreement.
ARTICLE 4
COVENANTS OF QRC
     QRC hereby covenants and agrees that:
     Section 4.01 No Interference; No Transfers. Except pursuant to the terms of this Agreement and subject to the Pledge and Security Agreement, QRC shall not, without the prior written consent of QELP and QMLP (acting on the recommendation of the Conflicts Committee of the Board of Directors of QEGP and QMGP, respectively), directly or indirectly, (a) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any QRC Subject Units in a manner inconsistent with the terms of this Agreement, (b) voluntarily take any action that would or is reasonably likely to (i) make any of its representation or warranty contained herein untrue or incorrect in any material respect or (ii) have the effect in any material respect of preventing QRC from performing its obligations under this Agreement or (c) voluntarily sell, assign, transfer, pledge, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, pledge, encumbrance or other disposition of, any QRC Subject Units (and its membership interests in QEGP and QMGP) (including by operation of law) during the term of this Agreement. For purposes of this Agreement, the term “sell” or “sale” or any derivatives thereof shall include (i) a sale, transfer or disposition of record or beneficial ownership, or both and (ii) a short sale with respect to the subject securities or substantially identical property, entering into or acquiring a futures or forward contract to deliver the subject securities or substantially identical property or entering into any transaction that has the same effect as any of the foregoing.
ARTICLE 5
COVENANTS OF QMLP INVESTORS
     Each QMLP Investor hereby covenants and agrees that:
     Section 5.01 No Interference; No Transfers. Except pursuant to the terms of this Agreement, such QMLP Investor shall not, without the prior written consent of QELP and QRC, directly or indirectly, (a) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Investor Subject Units in a manner inconsistent with the terms of this Agreement, (b) voluntarily take any action that would or is reasonably likely to (i) make any of its representation or warranty contained herein untrue or incorrect in any material respect or (ii) have the effect in any material respect of preventing such QMLP Investor from performing its obligations under this Agreement or (c) voluntarily sell, assign, transfer, pledge, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, pledge, encumbrance or other disposition of, any Investor Subject Units (and, with respect to Swank, its membership interests in QMGP) (including by operation of law) during the term of this Agreement.
     Section 5.02 Other Offers. Except as permitted by the Merger Agreement, each QMLP Investor shall not, directly or indirectly, (a) initiate, solicit, encourage (including by providing information) or knowingly facilitate any inquiries, proposals or offers with respect to, or the making or completion of, a QMLP Alternative Proposal, (b) engage or participate in any negotiations concerning, or provide or cause to be provided any non-public information or data relating to, QMLP and its Subsidiaries, in connection with, or have any discussions with any person relating to, an actual or proposed QMLP Alternative Proposal, or otherwise encourage or facilitate any effort or attempt to make or implement a QMLP Alternative Proposal, (c) endorse or recommend any QMLP Alternative Proposal, (d) endorse or recommend or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any QMLP Alternative Proposal or (e) propose or agree to do any of the foregoing.
     Section 5.03 Disclosure of Interest. Each QMLP Investor hereby agrees to permit QELP, QMLP or QRC, as applicable, to publish and disclose in the Form S-4 and the Proxy Statement/Prospectus (and any other announcement which may be issued in accordance with the terms of the Merger Agreement) and any other filing required with the Securities and Exchange Commission, NASDAQ or any other foreign or United States governmental authority, such QMLP Investor’s identity and the number of its Investor Subject Units and a description of such QMLP Investor’s commitments under this Agreement and may make public a copy of this Agreement.

ARTICLE 6
MISCELLANEOUS
     Section 6.01 Termination. This Agreement shall terminate upon the earliest to occur of (a) the QMGP Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the execution and delivery of any amendment to or waiver of a material term or condition of the Merger Agreement in a manner adverse to QRC without the prior written consent of QRC and (d) the execution and delivery of any amendment to or waiver of a material term or condition of the Merger Agreement in a manner adverse to the QMLP Investors without the prior written consent of the QMLP Investors holding a majority of the Investor Subject Units. In the event of termination of this Agreement as provided in this Section 6.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party to this Agreement, other than this Article 6, each of which shall survive the termination of this Agreement; provided, however, nothing herein will relieve any party from liability for any willful breach engaged in prior to such termination of any representation, warranty or covenant set forth in this Agreement.
     Section 6.02 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:
if to QRC, at:
Quest Resource Corporation
210 Park Avenue
Suite 2750
Oklahoma City, Oklahoma 73102
Attention: President
Facsimile No.: 405-840-9897
with a copy, which shall not constitute notice for purposes hereof, to:
Stinson Morrison Hecker, LLP
1201 Walnut
Suite 2900
Kansas City, Missouri 64106
Attention: Patrick Respeliers
Facsimile No.: (816) 691-3495
if to QELP, at:

Quest Energy Partners, L.P.
210 Park Avenue
Suite 2750
Oklahoma City, Oklahoma 73102
Attention: President
Facsimile No.: 405-840-9897
with a copy, which shall not constitute notice for purposes hereof, to:
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Attention: Scott J. Davis
                  William R. Kucera
Facsimile No.: (312) 701-7711
if to QMLP, at:
Quest Midstream Partners, L.P.
210 Park Avenue
Suite 2750
Oklahoma City, Oklahoma 73102
Attention: President
Facsimile No.: 405-840-9897
with a copy, which shall not constitute notice for purposes hereof, to:
Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
Attention: Joshua Davidson
                 Laura Tyson
Facsimile No.: (713) 229-1522
if to QMLP Investors, to the address set forth beside each Investor’s name on Schedule I hereto, or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered.
     Section 6.03 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.
     Section 6.04 Entire Agreement. This Agreement and the schedules and exhibits to this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto.
     Section 6.05 Amendments. To be effective, any amendment or modification hereto must be in a written document each party has executed and delivered to the other parties.
     Section 6.06 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the conflicts of law provisions thereof that would cause the laws of any other jurisdiction to apply.
     Section 6.07 Counterparts. This Agreement, and any amendment or modification hereto, may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.
     Section 6.08 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.
     Section 6.09 Definitions; Interpretation.
          (a) In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders, and words denoting natural persons shall include corporations, limited liability companies and partnerships and vice versa. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall be deemed to mean “and/or.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.
          (b) “beneficially own” or “beneficial ownership” with respect to any securities means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities beneficially owned by a person include securities beneficially owned by all affiliates of such person and all other persons with whom such person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder. Notwithstanding the foregoing, for purposes of this Agreement, securities owned of record by affiliates of any QMLP Investor shall not be deemed to be beneficially owned by such QMLP Investor, and such QMLP Investor shall be deemed to beneficially own only the securities it holds of record.
          (c) Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.
     Section 6.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, or delay or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default hereunder by any other party shall be deemed to impair any such right power or remedy, nor will it be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.
     Section 6.11 Severability. If any provision of this Agreement is invalid, illegal or unenforceable, that provision will, to the extent possible, be modified in such a manner as to be valid, legal and enforceable but so as to retain most nearly the intent of the parties as expressed herein, and if such a modification is not possible, that provision will be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
     Section 6.12 Consent to Jurisdiction and Venue; Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in any federal or state court located in the

State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in any federal or state court located in the State of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.12, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
     Section 6.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 6.14 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.
     Section 6.15 No Restraint on Director Action. Notwithstanding anything to the contrary in this Agreement, QRC and QELP hereby acknowledge and agree that no provision in this Agreement shall limit or otherwise restrict any Representative of any QMLP Investor who is serving on the Board of Directors of QMGP (“QMLP Investor Director”) with respect to any act or omission that such QMLP Investor Director may undertake or authorize in his or her capacity as a director of QMGP or any Subsidiary thereof, including any vote that such individual may make as a director of QMGP with respect to any matter presented to the Board of Directors of QMGP. The agreements set forth in this Agreement shall in no way restrict any such QMLP Investor Director in the exercise of his or her duties as a director of QMGP or any Subsidiary thereof. No action taken by such QMLP Investor Director in his or her capacity as a director of QMGP or any Subsidiary thereof shall be deemed to constitute a breach of any provision of this Agreement.
     Section 6.16 Joint and Several Liability. Notwithstanding anything to the contrary contained in this Agreement, for purposes of this Agreement the QMLP Investors that are affiliates of each other shall be treated as one party such that the obligations of such QMLP Investors hereunder shall be joint and several.
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     IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be duly executed as of the date and year first above written.

QUEST RESOURCE CORPORATION
By:	/s/ David C. Lawler
	Name:	David C. Lawler
	Title:	President and Chief Executive Officer

QUEST MIDSTREAM PARTNERS, L.P.
By:	Quest Midstream GP, LLC, its General Partner

By:	/s/ David C. Lawler
	Name:	David C. Lawler
	Title:	President and Chief Executive Officer

QUEST ENERGY PARTNERS, L.P.
By:	Quest Energy GP, LLC, its General Partner

By:	/s/ Gary Pittman
	Name:	Gary Pittman
	Title:	Chairman of the Board of Directors of Quest Energy GP, LLC

[Signature page to Support Agreement]

SWANK MLP CONVERGENCE FUND, LP
By:	SWANK ENERGY INCOME ADVISORS, L.P. Its General Partner

By:	SWANK CAPITAL, LLC Its General Partner

By:	/s/ Jerry V. Swank
Jerry V. Swank
Manager

THE CUSHING MLP OPPORTUNITY FUND I, LP
By:	CARBON COUNTY PARTNERS I, LP Its General Partner

By:	CARBON COUNTY GP I, LLC Its General Partner

By:	/s/ Jerry V. Swank
Jerry V. Swank
Manager

[Signature page to Support Agreement]

BEL AIR MLP ENERGY INFRASTRUCTURE FUND, LP
By:	SWANK ENERGY INCOME ADVISORS, L.P. its investment advisor

By:	SWANK CAPITAL, LLC Its General Partner

By:	/s/ Jerry V. Swank
Jerry V. Swank
Manager

TORTOISE CAPITAL RESOURCES CORPORATION
By:	/s/ Edward Russell
Edward Russell
President

TORTOISE GAS AND OIL CORPORATION
By:	/s/ Edward Russell
Edward Russell
President

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
By:	/s/ James C. Baker
James C. Baker
Executive Vice President

[Signature page to Support Agreement]

SCHEDULE I
QMLP INVESTORS

		Common Units
Entity	Address for Notice	Held of Record
Swank MLP Convergence Fund, LP	Swank Capital, LLC Oak Lawn Avenue, Suite 650 Dallas, TX 75219	575,000
The Cushing MLP Opportunity Fund I, LP	Swank Capital, LLC Oak Lawn Avenue, Suite 650 Dallas, TX 75219	1,046,622
Bel Air MLP Energy Infrastructure Fund, LP	Swank Capital, LLC Oak Lawn Avenue, Suite 650 Dallas, TX 75219	150,000
Tortoise Capital Resources Corporation	Tortoise Capital Resources Corporation 10801 Mastin Blvd. Suite 222 Overland Park, KS 66210	1,180,946
Tortoise Gas and Oil Corporation	Tortoise Gas and Oil Corporation 10801 Mastin Blvd. Suite 222 Overland Park, KS 66210	465,000
Kayne Anderson Energy Development Company, as successor to KED MME Investment Partners, L.P.	Kayne Anderson Energy Development Company 1800 Avenue of the Stars, Second Floor Los Angeles, CA 90067	350,000

	Total	3,417,568
Sch -1